Exhibit 21



                            AMERICAN STORES COMPANY
                             PRINCIPAL SUBSIDIARIES
                                 YEAR-END 1997
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
                                                     State of
Subsidiary                                        Incorporation


Jewel Companies, Inc.                                   DE
   Acme Markets, Inc.                                   DE
   Jewel Food Stores, Inc.                              NY
American Drug Stores, Inc., dba                         IL
   Osco Drug                                            DE
   Sav-on
   RxAmerica, Inc.                                      DE
Health 'n' Home Corporation                             DE
American Food and Drug, Inc.                            DE
   Jewel Osco Southwest, Inc.                           IL
   Lucky Stores, Inc.                                   DE
   American Stores Properties, Inc.                     DE
American Stores Realty Corp.                            PA
American Procurement and Logistics Company              DE
ASC Services, Inc.                                      DE